CORRECTED
                    CERTIFICATE OF RIGHTS AND PREFERENCES
                                      OF
                   THE SERIES B 7.5% CUMULATIVE CONVERTIBLE
                     ACCRUING PAY-IN-KIND PREFERRED STOCK
                                      OF
                 MOBILE TELECOMMUNICATION TECHNOLOGIES CORP.

                _____________________________________________

                  Pursuant to Section 103(f) of the General
                  Corporation Law of the State of Delaware
                _____________________________________________

                    MOBILE TELECOMMUNICATION TECHNOLOGIES CORP.
          (the "Company"), a company organized and existing under and by virtue of the provisions of the General
          Corporation Law as of the State of Delaware (the "DGCL"), certifies as follows:

                    FIRST:    On April 17, 1996, the Company filed
          with the Secretary of State a Certificate of Rights and Preferences of Series B 7.5% Cumulative Convertible Accruing Pay-In-Kind Preferred Stock (the "Certificate of Designations").

                    SECOND:   A reference to "one or more" (in
          place of "a") in the fourth line of the resolution that appears in paragraph THIRD of the Certificate of Designations was omitted. A Reference to "the "Series B PIK Preferred Stock," together with all other series of the Company's 7.5% Cumulative Convertible Accruing Pay-In-Kind Preferred Stock," and a reference to "The Series B PIK Preferred Stock together with all other series of the PIK Preferred Stock will, in the aggregate," (in place of "which will") in Section 1 of the Certificate of Designations were omitted.

                    THIRD:    A reference to "Series B" was omitted
          on the first line of Section 2, on the 33rd line of
          Section 3(i), on the first line of Section 8(a) and on the second line of Section 8(b) of the Certificate of Designations.

                    FOURTH:   A reference to "PIK" was omitted on
          the seventh line of the second paragraph of Section 5(d), the second line of Section 5(e), the 26th, 30th, 34th and 37th lines of Section 6(a) and the sixth line of Section 8(c) of the Certificate of Designations.

                    FIFTH:    A reference to "April 17, 1996" (in
          place of "the date of issuance of the PIK Preferred
          Stock") was omitted on the 28th line of Section 3(i) of the Certificate of Designations.

                    SIXTH:    The foregoing corrections were
          prepared in accordance with the provisions of Section
          103(f) of the General Corporation Law of the State of Delaware.

                    SEVENTH: Set forth below is the text of the Corrected Certificate of Designation:
          FIRST: The Company was incorporated in the State of Delaware on October 21, 1988;

                    SECOND: The Certificate of Incorporation of the Company authorizes the issuance of 25,000,000 shares of Preferred Stock, par value $.01 per share and, further, authorizes the Board of Directors of the Company (the "Board of Directors"), by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the unissued shares of Preferred Stock into one or more classes or series, and without limiting the generality of the foregoing, to fix and determine the designation of each such class or series, the number of shares which shall constitute such class or series and certain relative rights and preferences of the shares of each class or series so established.

                    THIRD: The Board of Directors of the Company pursuant to authority conferred upon the Board of Directors under the Restated Certificate of Incorporation (the "Certificate of Incorporation") filed with the Secretary of State of Delaware on December 27, 1988 and at a meeting that was duly called on March 27, 1996, at which a quorum was present and acting throughout, did duly adopt the following resolutions authorizing the issuance of one or more series of the Company's Preferred Stock, par value $.01 per share, and setting forth the terms and provisions of said Preferred Stock:

               RESOLVED, that the Board of Directors, pursuant to authority vested in it by the provisions of the Certificate of Incorporation, hereby authorizes the creation and issuance of one or more series of the Company's Preferred Stock, par value $.01 per share, which shall in the aggregate consist of up to 130,000 shares of the 25,000,000 shares of Preferred Stock that the Company now has authority to issue, and hereby fixes the powers, designation, dividend rate, redemption provisions, voting powers, right on liquidation or dissolution, and other preferences and relative participating, optional or other rights, and the qualifications, limitations or restrictions thereof (in addition to those set forth in said Certificate of Incorporation) as follows:

                    1.  Designation.  The Preferred Stock of the
          Company created and authorized for issuance hereby shall be designated as "Series B 7.5% Cumulative Convertible Accruing Pay-In-Kind Preferred Stock" (the "Series B PIK Preferred Stock," together with all other series of the Company's 7.5% Cumulative Convertible Accruing Pay-In-Kind Preferred Stock, hereinafter the "PIK Preferred Stock"). The Series B PIK Preferred Stock together with all other series of the PIK Preferred Stock will, in the aggregate, consist of 130,000 shares of such PIK Preferred Stock.

                    2. Priority. The Series B PIK Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up or dissolution, whether voluntary or involuntary, whether now or hereafter issued, rank (i) on parity with any other series of PIK Preferred Stock and any other series of Preferred Stock established hereafter by the Board of Directors, the terms of which shall specifically provide that such series shall rank on parity with the PIK Preferred Stock with respect to dividend rights and rights on liquidation, winding up or dissolution, (all of such series of Preferred Stock to which the PIK Preferred Stock ranks on parity are at all times collectively referred to as "Parity Securities")
          (ii) junior to the Company's $2.25 Cumulative Convertible Exchangeable Preferred Stock (the "Exchangeable Preferred Stock") and any other series of Preferred Stock established by the Board of Directors, the terms of which shall specifically provide that such series shall rank senior to the PIK Preferred Stock with respect to dividend rights and rights on liquidation, winding up or dissolution (all of such series of Preferred Stock to which the PIK Preferred Stock ranks junior, including the Exchangeable Preferred Stock, are at times collectively referred to herein as the "Senior Securities"), and (iii) senior to the Company's Series C Junior Participating Preferred Stock, $.01 par value per share (the "Series C Preferred Stock"), the Company's Common Stock, $.01 par value per share (the "Common Stock"), and, subject to clauses (i) and (ii) hereof, any other equity securities of the Company, with respect to dividend rights and rights on liquidation, winding up or dissolution (all of such equity securities of the Company to which the PIK Preferred Stock ranks senior, including the Series C Preferred Stock and the Common Stock, are at times collectively referred to herein as the "Junior Securities"). Notwithstanding the foregoing, the Company shall not establish, create, authorize or issue any shares of Parity Securities (other than additional series of PIK Preferred Stock) or Senior Securities nor issue any subordinated debt (other than in connection with any refinancing, exchange or similar transaction with respect to the existing Senior Notes (as defined herein)) without the prior written consent of a majority of the holders of the PIK Preferred Stock.

                    3.  Dividends.  (i) Holders of shares of PIK
          Preferred Stock shall be entitled to receive out of funds legally available for the payment of dividends ("Legally Available Funds"), cumulative dividends for each share of PIK Preferred Stock in an amount equal to the annual rate of 7.5% (or $75 per share per year) accruable quarterly on June 15, September 15, December 15 and March 15 (or at such additional times and for such interim periods, if any, as determined by the Board of Directors) (each of such dates being a "Dividend Accrual Date"), except that if such date is a Saturday, Sunday or legal holiday then such dividend shall be accruable on the next date that is not a Saturday, Sunday or legal holiday or which banks in the State of New York are permitted to be closed (a "Business Day"). Each of such quarterly dividends accruals shall be fully cumulative and shall accrue (whether or not declared), on a daily basis from the first day of the quarterly period in which such dividend may be accruable as provided herein, provided, however, that with respect to the first dividend accrual date following the issuance of shares of PIK Preferred Stock, such dividend shall accrue from the Issuance Date. All accrued but unpaid dividends shall be compounded quarterly at a rate equal to an annual rate of 7.5%. The Board of Directors shall declare and pay such accrued dividends at such time and to the extent permitted by law and the Financing (as hereinafter defined), subject to the provisions of paragraph 3(iii) below. During the period commencing on April 17, 1996 (the "Issuance Date") and ending on the fifth anniversary of the Issuance Date, or such longer period as shall be necessary to comply with the terms of the Financing (as defined below), dividends may, at the Company's option, be paid in shares of Series B PIK Preferred Stock. No fractional shares of PIK Preferred Stock shall be issued, so that the number of shares to be paid as a dividend pursuant to this paragraph shall be rounded to the nearest whole number of shares. Such dividends shall be paid to the holders of record at the close of business on the date specified by the Board of Directors of the Company at the time such dividend is declared; provided, however, that such declaration date shall not be more than 60 days nor less than 10 days prior to the respective Dividend Payment Date.

                    For the purposes of this Certificate of
          Designation the "Financing" shall mean (i) the Credit, Security, Guaranty and Pledge Agreement, dated as of December 21, 1995 among Skytel Corp., the Company and certain subsidiaries thereof, certain lenders, Chemical Bank, Credit Lyonnais New York Branch, and J.P. Morgan Securities Inc. as amended, and (ii) the Company's 131/2% Senior Notes due 2002 (the "Senior Notes").

                         (ii)  All dividends paid with respect to
          shares of the PIK Preferred Stock pursuant to section 3(i) shall be paid pro rata to the holders entitled thereto. All dividends paid in additional shares of PIK Preferred Stock shall be deemed issued on the applicable Dividend Payment Date, and will thereupon be duly authorized, validly issued, fully paid and nonassessable and free and clear of all liens and charges.

                         (iii)  Notwithstanding anything contained
          herein to the contrary, no cash dividends on shares of PIK Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Company at such time as the terms and provisions of the Financing specifically prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would (or, with notice or lapse of time or both, would) constitute a breach thereof or a default thereunder.

                         (iv)  If at any time the Company shall
          have failed to pay all dividends which have accrued on any outstanding shares of Senior Securities or any Parity Securities at the times such dividends are payable, unless otherwise provided in the terms of the Senior Securities or the Parity Securities, no cash or stock dividend shall be declared by the Board of Directors or paid or set apart for payment by the Company on shares of PIK Preferred Stock unless prior to or concurrently with such declaration, payment or setting apart for payment, all accrued and unpaid dividends on all outstanding shares of such Senior Securities and Parity Securities shall have been declared, paid or set apart for payment, without interest; provided, however, that in the event such failure to pay accrued dividends is with respect only to the outstanding shares of PIK Preferred Stock and any outstanding shares of any Parity Securities, cash or stock dividends may be declared, paid or set apart for payment, without interest, pro rata on shares of PIK Preferred Stock and shares of such other series of Preferred Stock so that the amounts of any dividends declared, paid or set apart for payment (whether in cash or additional securities) on shares of PIK Preferred Stock and shares of such other series of Preferred Stock shall in all cases bear to each other the same ratio that, at the time of such declaration, payment or setting apart for payment, the amounts of all accrued but unpaid dividends on shares of the PIK Preferred Stock and shares of Parity Securities bear to each other. Any dividend not paid pursuant to section 3(i) hereof or this section 3(iv) shall be fully cumulative and shall accrue (whether or not declared), without interest, as set forth in section 3(i) hereof, even if such dividend is not paid pursuant to section 3(iii).

                         (v)  (a)  Holders of shares of PIK
          Preferred Stock shall be entitled to receive the dividends provided for in section 3(i) hereof in preference to and in priority over any dividends upon any of the Junior Securities.

                              (b)  So long as any shares of PIK
          Preferred Stock are outstanding, the Company shall not declare, pay or set apart for payment any dividend on any of the Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption, retirement or other acquisition of, or otherwise acquire for value, any of the Junior Securities or any warrants, rights, calls or options exercisable for any of the Junior Securities, or make any distribution in respect thereof, either directly or indirectly, whether in cash, obligations or shares of the Company or other property (other than distributions or dividends payable solely in the same Junior Securities to the holders of such stock), and shall not permit any company or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Junior Securities or any warrants, rights, calls or options exercisable for any of the Junior Securities, unless prior to or concurrently with such declaration, payment, setting apart for payment, purchase or distribution, as the case may be, all accrued and unpaid dividends, if any, on shares of PIK Preferred Stock not paid on the dates provided for in section 3(i) hereof (including if not paid pursuant to the terms and conditions of section 3(iii) or section 3(iv) hereof) shall have been paid.

                              (c)  Subject to the foregoing
          provisions of this section 3, the Board of Directors may declare and the Company may pay or set apart for payment dividends and other distributions on any of the Junior Securities, and may purchase or otherwise redeem any of the Junior Securities or any warrants, rights or options exercisable for any of the Junior Securities, and the holders of the shares of PIK Preferred Stock shall not be entitled to share therein.

                    4. Liquidation Preference. (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of PIK Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount in cash equal to $1,000 for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon to the date fixed for liquidation, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities; provided, however, that the holders of outstanding shares of PIK Preferred Stock shall not be entitled to receive such liquidation payment until the liquidation payments on all outstanding shares of Senior Securities shall have been paid in full. No full preferential payment on account of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, shall be made to the holders of any class of Parity Securities unless there shall likewise be paid at the same time to holders of PIK Preferred Stock the full amounts to which such holders are entitled with respect to such distribution. If the assets of the Company are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of PIK Preferred Stock and outstanding shares of Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the full respective preferential amounts that would be payable on such shares of PIK Preferred Stock and such shares of Parity Securities if all amounts payable thereon were paid in full.

                         (ii)  For the purposes of this section 4,
          (x) the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company or (y) the consolidation or merger of the Company with one or more other companies or entities shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

                    5.  Redemption.

                         (a)  Mandatory Redemptions.  To the extent
          permitted by law and the Financing, as mandatory redemptions for the retirement of the shares of PIK Preferred Stock, the Company shall redeem, out of Legally Available Funds (if such shares remain outstanding) on each of the seventh, eighth and ninth anniversaries of the Issuance Date (each a "Mandatory Redemption Date"), twenty-five percent (25%) of the shares of PIK Preferred Stock initially issued and then outstanding, in each case at the redemption price of $1,000 for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends to the Mandatory Redemption Date. Immediately prior to authorizing or making such redemption with respect to the PIK Preferred Stock, the Company, by resolution of its Board of Directors shall, to the extent of any Legally Available Funds, declare a dividend on the PIK Preferred Stock payable on the Mandatory Redemption Date in an amount equal to any accrued and unpaid dividends on the PIK Preferred Stock as of such date and, if the Company does not have sufficient Legally Available Funds to declare and pay all dividends accrued at the time of such redemption, any remaining accrued and unpaid dividends shall be added to the redemption price. If the Company shall fail to discharge its obligation to redeem the aforementioned outstanding shares of PIK Preferred Stock required to be redeemed pursuant to this section 5(a) (the "Mandatory Redemption Obligation"), the Mandatory Redemption Obligation shall be discharged as soon as the Company is able to discharge such Mandatory Redemption Obligation. If and so long as the Mandatory Redemption Obligation shall not be fully discharged, (i) dividends on such PIK Preferred Stock shall continue to accrue and be added to the dividend payable pursuant to the second preceding sentence and (ii) the Company shall not declare or pay any dividend or make any distribution on its securities not otherwise permitted by this certificate. If on any Mandatory Redemption Date less than 18,750 shares of PIK Preferred Stock remain outstanding, the Mandatory Redemption Obligation shall apply only to such lesser number of shares of PIK Preferred Stock then outstanding, and such obligation shall be discharged when such lesser number of shares is redeemed in accordance with this section 5(a).

                         (b)  Final Mandatory Redemption.  (i) To
          the extent permitted by law and the Financing, as a final mandatory redemption for the retirement of the shares of PIK Preferred Stock, the Company shall redeem, out of Legally Available Funds (if such shares remain outstanding) on April 1, 2006 (the "Final Mandatory Redemption Date"), all remaining shares of PIK Preferred Stock then outstanding, at the redemption price of $1,000 for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon to the Final Mandatory Redemption Date. Immediately prior to authorizing or making such redemption with respect to the PIK Preferred Stock, the Company, by resolution of its Board of Directors shall, to the extent of any Legally Available Funds, declare a dividend on the PIK Preferred Stock payable on the Final Mandatory Redemption Date in an amount equal to any accrued and unpaid dividends on the PIK Preferred Stock as of such date and, if the Company does not have sufficient Legally Available Funds to declare and pay all dividends accrued at the time of such redemption, any remaining accrued and unpaid dividends shall be added to the redemption price. If the Company shall fail to discharge its obligation to redeem all of the outstanding shares of PIK Preferred Stock required to be redeemed pursuant to this section 5(b) (the "Final Mandatory Redemption Obligation"), the Final Mandatory Redemption Obligation shall be discharged as soon as the Company is able to discharge such Final Mandatory Redemption Obligation. If and so long as the Final Mandatory Redemption Obligation shall not be fully discharged, (x) dividends on the PIK Preferred Stock shall continue to accrue and be added to the dividend payable pursuant to the second preceding sentence and (y) the Company shall not declare or pay any dividend or make any distribution on its securities not otherwise permitted by this certificate.

                    (ii) The Company may, at it option, make any mandatory redemption payment required pursuant to clauses
          (a) and (b)(i) of this Section 5 in shares of Common Stock in lieu of cash. In the event that the Company elects to make any such payment in Common Stock, on the Redemption Date, in lieu of cash, each holder shall receive that number of shares (rounded to the nearest whole share) of Common Stock determined by dividing (i) the aggregate amount of cash that such holder would otherwise have received (including with respect to accrued and unpaid dividends) pursuant to such redemption by (ii) the average Closing Price of the Common Stock for the twenty consecutive Trading Days immediately preceding the Mandatory Redemption Date or the Final Redemption Date, as the case may be.

                         (c)  Optional Redemption.  To the extent
          permitted by law and the Financing, the PIK Preferred Stock shall be redeemable at any time, or from time to time, in whole or in part, out of Legally Available Funds, at the option of the Company, on any date after
          (i) the second anniversary of the Issuance Date (a "Regular Optional Redemption Date") or (ii) the first anniversary of, but prior to the second anniversary of, the Issuance Date (an "Accelerated Optional Redemption Date", and together with a Regular Optional Redemption Date, an "Optional Redemption Date"); provided, however, that no redemption shall be made under clause (ii) unless the average Closing Price (as defined in section 8) of the Common Stock for any period of twenty consecutive Trading Days (as defined in section 6), prior to any such redemption, equals or exceeds 175% of the Conversion Price (as determined in accordance with section 8). Optional redemptions shall be made, upon giving notice as provided in clause (d) below, at the redemption price of $1,000 for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon to the Optional Redemption Date. Immediately prior to authorizing or making any such redemption with respect to the PIK Preferred Stock, and as a condition precedent to the Company so redeeming at its option, in whole or in part, shares of the PIK Preferred Stock, the Company, by resolution of its Board of Directors shall, to the extent of any Legally Available Funds, declare a dividend on the PIK Preferred Stock payable on the Optional Redemption Date in an amount equal to any accrued and unpaid dividends on the PIK Preferred Stock as of such date and if the Company does not have sufficient Legally Available Funds to declare and pay all dividends accrued to the Optional Redemption Date, any remaining accrued and unpaid dividends shall be added to the redemption price.

                         (d)  Notice of Redemption.  For the
          purposes of this section 5(d), a Mandatory Redemption Date, a Final Mandatory Redemption Date, a Regular Optional Redemption Date and an Accelerated Optional Redemption Date are hereinafter collectively referred to as a "Redemption Date"). In the event the Company shall redeem shares of PIK Preferred Stock pursuant to any of clauses (a), (b) or (c) above, a notice of such redemption shall be given by first-class mail, postage prepaid, mailed not less than 20 nor more than 60 days prior to the Redemption Date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock books of the Company's transfer agent. Each such notice shall state: (i) the Redemption Date; (ii) the number of shares of PIK Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price and the form in which such redemption price will be paid (cash or shares of Common Stock); (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that payment will be made upon presentation and surrender of such PIK Preferred Stock; (vi) the then current Conversion Price; (vii) that dividends on the shares to be redeemed shall cease to accrue following such Redemption Date; (viii) that such redemption is at the option of the Company or that such redemption is a mandatory redemption or a final redemption; and (ix) that accrued and unpaid dividends up to and including the Redemption Date will be paid in accordance with the terms herein. Notice having been mailed as aforesaid, on and after the Redemption Date, unless the Company shall be in default in providing money for the payment of the redemption price (including an amount equal to any accrued and unpaid dividends up to and including the Redemption Date), (x) dividends on the shares of the PIK Preferred Stock so called for redemption shall cease to accrue, (y) said shares shall be deemed no longer outstanding, and (z) all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the monies payable upon redemption, without interest thereon, upon surrender of the certificates evidencing such shares) shall cease. The Company's obligation to provide monies in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Redemption Date, the Company shall deposit with a bank or trust company having an office or agency in the Borough of Manhattan, City of New York, and having a capital and surplus of at least $500,000,000, the principal amount of funds necessary for such redemption, in trust for the account of the holders of the shares to be redeemed (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company that such funds be applied to the redemption of the shares of PIK Preferred Stock so called for redemption. Any interest accrued on such funds shall be paid to the Company from time to time.
          Any funds so deposited and unclaimed at the end of three years from such Redemption Date shall be released or repaid to the Company, after which, subject to any applicable laws relating to escheat or unclaimed property, the holder or holders of such shares of PIK Preferred Stock so called for redemption shall look only to the Company for payment of the redemption price.

                         Upon surrender in accordance with said
          notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Company at the applicable redemption price aforesaid. If fewer than all the outstanding shares of PIK Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Company from outstanding shares of PIK Preferred Stock not previously called for redemption by lot or pro rata or by any other equitable method determined by the Board of Directors in its sole discretion. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof. In the event that the Company elects to make any Mandatory Redemption or the Final Redemption in shares at Common Stock, upon such surrender, accompanied by written instructions to the Company specifying the name and address of the person, corporation, firm or other entity to whom such shares of Common Stock are to be issued, the Company shall issue the number of full shares rounded to the nearest whole number issuable upon the redemption thereof as of the time of such surrender and as promptly as practicable thereafter will deliver certificates for such shares of Common Stock. No fractional shares will be issued pursuant to this Section 5. The Company, to the extent required, shall authorize, free of preemptive rights, such number of duly authorized shares of Common Stock as shall be required to effect the redemption.

                    Notwithstanding the foregoing, if the Company's notice of redemption has been given pursuant to this
          Section 5 and any holder of shares of PIK Preferred Stock shall, prior to the close of business on the third Business Day preceding the Redemption Date, give written notice to the Company pursuant to this Section 5(d) hereof of the conversion of any or all of the shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Company), then the conversion of such shares to be redeemed shall become effective as provided in Section 8. In the event that such redemption was pursuant to a Mandatory Redemption, any shares so converted shall, at the option of the Company, be counted as shares required to be redeemed pursuant to such Mandatory Redemption.

                         (e)  The election by the Company to redeem
          shares of PIK Preferred Stock pursuant to this Section 5 hereof shall become irrevocable only on the relevant
          Optional Redemption Date.

                    6. Redemption Upon a Change of Control. (a) Upon the occurrence of a Change of Control (as defined below), the Company shall make an offer (the "Change of Control Offer") to each holder of PIK Preferred Stock to repurchase all or any part of such holder's PIK Preferred Stock at a purchase price equal to $1,000 per share, plus an amount equal to accrued and unpaid dividends to the date of redemption (the "Change of Control Redemption Date"); provided, however, that no Change of Control Offer shall be made, pursuant to this section 6, until such time as an offer to repurchase the Senior Notes upon a "Change of Control" (as defined therein) on the terms and conditions set forth in such Senior Notes and in the indenture pursuant to which they were issued (the "Indenture") shall have been made to the holders of the Senior Notes, and such offer shall have been completed and payment in full to the holders of such Senior Notes shall have been paid, in accordance with the terms of the Senior Notes and the Indenture. No additional dividends shall be accrued or be paid after the Change of Control Redemption Date on shares of PIK Preferred Stock tendered and redeemed pursuant to the Change of Control Offer. Within thirty (30) days following a Change of Control, the Company shall mail a notice to each holder stating:
          (1) that the Change of Control Offer is being made pursuant to this Section 6 and that all shares of PIK Preferred Stock tendered will be accepted for payment;
          (2) the purchase price and the Change of Control Redemption Date, which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed; (3) that any shares of PIK Preferred Stock not tendered will continue to accrue dividends in accordance with the terms of Section 3; (4) that, unless the Company defaults in the payment of the redemption price, all shares of PIK Preferred Stock redeemed pursuant to the Change of Control Offer shall cease to accrue dividends after the Change of Control Redemption Date; (5) that holders electing to have any shares of PIK Preferred Stock redeemed pursuant to the Change of Control Offer will be required to surrender the certificates representing such shares; (6) that holders will be entitled to withdraw their election if the Company's transfer agent receives, not later than the close of business on the second Business Day preceding the Change of Control Redemption Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the number of shares delivered for redemption, and a statement that such holder is withdrawing his election to have such shares redeemed; and (7) that holders whose shares are being redeemed only in part will be issued new certificates representing shares not redeemed by the Company.

                         (b)  On the Change of Control Redemption
          Date, the Company shall, to the extent lawful, (i) accept for redemption shares tendered pursuant to the Change of Control Offer, (ii) deposit with a bank or trust company having an office or agency in the Borough of Manhattan, City of New York, and having a capital and surplus of at least $500,000,000, an amount equal to the purchase price in respect of all shares so tendered, in trust for the account of the holders of the shares to be redeemed (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company that such funds be applied to the redemption of the shares of PIK Preferred Stock tendered pursuant to the Change of Control Offer. The Company's transfer agent shall promptly mail to each holder a certificate representing shares surrendered but not tendered and not redeemed in accordance with such holder's instructions, if any.

                         (c)  The redemption option of the holder
          of PIK Preferred Stock upon a Change of Control pursuant to this Section 6 may constitute an "issuer tender offer" as defined in Rule 13e-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in such event such transaction may be subject to the requirements of Rule 13e-4, including the filing of an Issuer Tender Offer Statement on Schedule 13E-4 with the Securities and Exchange Commission and the furnishing of certain information contained therein to such holder. If such a Change of Control occurs, (i) the Company will comply with all appropriate rules and regulations applicable to "issuer tender offers" at such time and (ii) each holder of PIK Preferred Stock will be entitled to withdraw the notice of redemption given hereunder throughout the "issuer tender offer." Upon the expiration date of the "issuer tender offer," such notice shall be irrevocable and shall terminate all conversion rights with respect to the PIK Preferred Stock to be redeemed under this Section
          6. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the redemption of shares in connection with a Change of Control.

               (d) "Change of Control" means the occurrence of any of the following events:

                         (i)  any Person (as such term is used in
          Sections 13(d) and 14(d) of the Exchange Act), is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock or Total Common Equity of the Company; provided, that no Change of Control will be deemed to occur pursuant to this clause
          (a) if (x) the Person is a corporation with outstanding debt securities having a maturity at original issuance of at least one year and if such debt securities are rated Investment Grade by S&P or Moody's for a period of at least 90 consecutive days, beginning on the date of such event (which period will be extended up to 90 additional days for as long as the rating of such debt securities is under publicly announced consideration for possible downgrading by the applicable rating agency), or (y) the Person is a corporation (1) that is not, and does not have any outstanding debt securities that are, rated by S&P, Moody's or any other rating agency of national standing at any time during a period of 90 consecutive days beginning on the date of such event (which period will be extended up to an additional 90 days for as long as any such rating agency has publicly announced that such corporation or debt thereof will be rated), unless after such date but during such period debt securities of such corporation having a maturity at original issuance of at least one year are rated Investment Grade by S&P or Moody's and remain so rated for the remainder of the period referred to in clause (x) above and (2) that, when determined as of the Trading Day immediately before and the Trading Day immediately after the date of such event, has Total Common Equity of at least $5.0 billion (provided that, solely for the purpose of calculating Total Common Equity as of such later Trading Day, the average Closing Price of Common Stock of such Person will be deemed to equal the Closing Price of such Common Stock on such later Trading Day, subject to the last sentence of the definition of "Total Common Equity");
                         (ii)  the Company consolidates with, or
          merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Disqualified Stock) of the surviving or transferee Person or (2) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment (as such term is defined in Section 4.07 of the Indenture) and (ii) immediately after such transaction no Person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), is the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock or Total Common Equity of the surviving or transferee Person; provided, that no Change of Control will be deemed to occur pursuant to this clause (d) if (x) the surviving or transferee Person or the Person referred to in clause (d)(ii)(2) is a corporation with outstanding debt securities having a maturity at original issuance of at least one year and if such debt securities are rated Investment Grade by S&P or Moody's for a period of at least 90 consecutive days, beginning on the date of such event (which period will be extended up to 90 additional days for as long as the rating of such debt securities is under publicly announced consideration for possible downgrading by the applicable rating agency), or (y) the surviving or transferee Person or such other Person is a corporation (1) that is not, and does not have any outstanding debt securities that are, rated by S&P, Moody's or any other rating agency of national standing at any time during a period of 90 consecutive days beginning on the date of such event (which period will be extended up to an additional 90 days for as long as any such rating agency has publicly announced that such corporation or debt thereof will be rated), unless after such date but during such period debt securities of such corporation having a maturity at original issuance of at least one year are rated Investment Grade by S&P or Moody's and remain so rated for the remainder of the period referred to in clause (x) above and (2) that, when determined as of the Trading Day immediately before and the Trading Day immediately after the date of such event, has Total Common Equity of at least $5.0 billion (provided that, solely for the purpose of calculating Total Common Equity as of such later Trading Day, the average Closing Price of the Common Stock of such Person will be deemed to equal the Closing Price of such Common Stock on such later Trading Day, subject to the last sentence of the definition of "Total Common Equity"); or

                         (iii)  during any consecutive two-year
          period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any directors who are members of the Board of Directors on the date hereof and any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

                    Any event that would constitute a Change of Control pursuant to clause (i) or (ii) above but for the proviso thereto will not be deemed to be a Change of Control until such time (if any) as the conditions described in such proviso cease to have been met.

               (e)  For the purposes of this Section 6 the
          following terms are defined as follows:

                    (i)  "Beneficial Owner" means a beneficial
          owner as defined in Rules 13d-3 and 13d-5 under the Exchange Act (or any successor rules), including the provision of such rules that a Person shall be deemed to have beneficial ownership of all securities that such Person has a right to acquire within 60 days of the date of determination of beneficial ownership of such security; provided that a Person will not be deemed a beneficial owner of, or to own beneficially, any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and (2) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act.

                    (ii) "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

                    (iii) "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or other business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and (iii) in the case of a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

                    (iv)  "Common Stock" of any Person means
          Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

                    (v)  "Closing Price" on any Trading Day with
          respect to the per share price of any shares of Capital Stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Capital Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on Nasdaq but the issuer is a Foreign Issuer (as defined in Rule 3b-4(b) under the Exchange Act) and the principal securities exchange on which such shares are listed or admitted to trading is a Designated Offshore Securities Market (as defined in Rule 902(a) under the Securities Act), the average of the reported closing bid and asked prices regular way on such principal exchange, or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on Nasdaq and the issuer and principal securities exchange do not meet such requirements, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose, or if no such bid and asked prices can be obtained from any such firm, the fair market value of such Capital Stock on such day as determined in good faith by the Board of Directors.

                    (vi)  "Disqualified Stock" means any Capital
          Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Senior Notes, provided, however, that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control occurring prior to the Final Mandatory Redemption Date shall not constitute Disqualified Stock if the change in control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions applicable to the Senior Notes and such Capital Stock specifically provides that the Company will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of such Senior Notes as are required to be repurchased pursuant to the terms of Section 4.16 of the Indenture.

                    (vii) "Investment Grade" means a rating of at least BBB-, in the case of S&P, or Baa3, in the case of Moody's.

                    (viii)  "Person" means any individual,
          corporation, partnership, joint venture, association, joint-stock company, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

                    (ix)  "Total Common Equity" of any Person
          means, as of any date of determination (and as modified for purposes of the definition of "Change of Control"), the product of (i) the aggregate number of outstanding primary shares of Common Stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person) and (ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause
          (ii) of the preceding sentence shall be determined by the Board of Directors of the Company in good faith and evidenced by a resolution of the Board of Directors.

                    (x)  "Trading Day," with respect to a
          securities exchange or automated quotation system, means a day on which such exchange or system is open for a full day of trading.

                    (xi)  "Voting Stock" of any Person means
          Capital Stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

                    7.  Voting Rights.  (a) Except as herein
          provided or as otherwise required by law, holders of PIK Preferred Stock shall have no voting rights. Whenever, at any time or times, dividends payable on the shares of Exchangeable Preferred Stock at the time outstanding shall be cumulatively in arrears for two consecutive quarterly dividend periods, the holders of all shares of PIK Preferred Stock and any shares of Parity Securities upon which like voting rights have been conferred and are exercisable (the PIK Preferred Stock and any such Parity Securities, collectively for purposes of this Section 7, the "Defaulted Preferred Stock"), shall be entitled to elect one director of the Company at the Company's next annual meeting of stockholders and at each subsequent annual meeting of stockholders; and if such dividends on the Exchangeable Preferred Stock shall continue in arrears for four consecutive quarterly dividend periods, such holders of Defaulted Preferred Stock shall be entitled thereafter to elect one additional director of the Company at such next annual meeting and at each subsequent annual meeting; provided, however, the shares of Defaulted Preferred Stock shall be entitled to exercise their voting rights at a special meeting of the holders of shares of Defaulted Preferred Stock as set forth in paragraphs (b) and (c) of this Section 7. At elections for such directors, each holder of PIK Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other series of Defaulted Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of stock held as may be granted to them). Upon the vesting of such right of the holders of Defaulted Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by one or two, as the case may be, and the vacancies so created shall be filled by vote of the holders of outstanding Defaulted Preferred Stock as hereinafter set forth. The right of holders of Defaulted Preferred Stock, voting separately as a class without regard to series, to elect members of the Board of Directors as aforesaid shall continue until such time as all dividends accumulated and unpaid on the Exchangeable Preferred Stock shall have been paid or declared and funds set aside for payment in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

                         (b)  Whenever such voting right shall have
          vested, such right may be exercised initially either at a special meeting of the holders of shares of Defaulted Preferred Stock called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such meeting or by the written consent of such holders pursuant to Section 228 of the DGCL.

                         (c)  At any time when such voting right
          shall have vested in the holders of shares of Defaulted Preferred Stock entitled to vote thereon, and if such right shall not already have been initially exercised, an officer of the Company shall, upon the written request of 10% of the holders of record of shares of such Defaulted Preferred Stock then outstanding, addressed to the Secretary of the Company, call a special meeting of holders of shares of such Defaulted Preferred Stock.
          Such meeting shall be held at the earliest practicable date upon the notice required for special meetings of stockholders at the place for holding annual meetings of stockholders of the Company or, if none, at a place designated by the Secretary of the Company. If such meeting shall not be called by the proper officers of the Company within 30 days after the personal service of such written request upon the Secretary of the Company, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Company at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then holders of record of 10% of the shares of Defaulted Preferred Stock then outstanding may designate in writing any person to call such meeting at the expense of the Company, and such meeting may be called by such person so designated upon the notice required for special meetings of stockholders and shall be held at the same place as is elsewhere provided in this paragraph. Any holder of shares of Defaulted Preferred Stock then outstanding that would be entitled to vote at such meeting shall have access to the stock books of the Company's transfer agent for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called or held during a period within 45 days immediately preceding the date fixed for the next annual meeting of stockholders.

                         (d)  Subject to the provisions hereof, the
          directors elected pursuant to this section shall serve until the next annual meeting or until their respective successors shall be elected and qualified. Any director elected by the holders of Defaulted Preferred Stock may be removed by, and shall not be removed otherwise than by, the vote of the holders of a majority of the outstanding shares of the Defaulted Preferred Stock who were entitled to participate in such election of directors, voting as a separate class, without regard to series, at a meeting called for such purpose or by written consent as permitted by law and the Certificate of Incorporation and by-laws of the Company. If the office of any director elected by the holders of Defaulted Preferred Stock, voting as a class, without regard to series, becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or otherwise, the remaining director elected by the holders of Defaulted Preferred Stock, voting as a class, without regard to series, may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Upon any termination of the right of the holders of Defaulted Preferred Stock to vote for directors as herein provided, the term of office of all directors then in office elected by the holders of Defaulted Preferred Stock, voting as a class, without regard to series, shall terminate immediately. Whenever the terms of office of the directors elected by the holders of Defaulted Preferred Stock, voting as a class, without regard to series, shall so terminate and the special voting powers vested in the holders of Defaulted Preferred Stock shall have expired, the number of directors shall be such number as may be provided for in the Company's by-laws irrespective of any increase made pursuant to the provisions of this Section 7.

                    8. Conversion Rights. (a) Each share of Series B PIK Preferred Stock may be converted, at any time and at the option of the holder, into 52.38 fully paid, non-assessable shares of Common Stock of the Company on and subject to the terms and conditions of this Section 8.

                         (b)  The number of shares of Common Stock
          issuable upon conversion of each share of the Series B PIK Preferred Stock shall be determined by the Conversion Price (as hereinafter defined) in effect on the date of conversion (calculated as to each conversion to the nearest 1/100th of a share). The Conversion Price shall initially equal $19.09; provided, however, that such Conversion Price shall be adjusted and readjusted from time to time as provided in this Section 8 and, as so adjusted and readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Section 8.

                         (c)  Except as may be provided by the
          Board of Directors, upon conversion of the PIK Preferred Stock, the Company is not obligated to make any payment or adjustment with respect to dividends accrued on the PIK Preferred Stock through the date of conversion unless the holder of the shares of PIK Preferred Stock being converted was the record holder of such shares on the record date for the payment of such dividends.
                         (d)  Upon surrender to the Company at the
          office of the transfer agent or such other place or places, if any, as the Board of Directors may determine, of certificates duly endorsed to the Company or in blank for shares of PIK Preferred Stock to be converted together with appropriate evidence of the payment of any transfer or similar tax, if required, and written instructions to the Company requesting conversion of such shares and specifying the name and address of the person, corporation, firm or other entity to whom such shares of Common Stock are to be issued, the Company shall issue the number of full shares of Common Stock rounded to the nearest whole number issuable upon conversion thereof as of the time of such surrender and as promptly as practicable thereafter will deliver certificates for such shares of Common Stock. No fractional shares of Common Stock shall be issued pursuant to this Section 8. Upon surrender of a certificate representing shares of PIK Preferred Stock to be converted in part, in addition to the foregoing, the Company shall also issue to such holder a new certificate representing any unconverted shares of PIK Preferred Stock represented by the certificate surrendered for conversion.

                         (e)  The Company shall pay all
          documentary, stamp, or similar issue or transfer tax due on the issue of shares of Common Stock issuable upon conversion of the PIK Preferred Stock; provided, however, that the holder of shares of PIK Preferred Stock so converted shall pay any such tax which is due because such shares are to be issued in the name other than that of such holder.

                         (f)  The Conversion Price in effect at any
          time shall be adjusted as follows:

                              (1)  If the Company shall, at any
               time or from time to time, effect a subdivision of the outstanding Common Stock, the Conversion Price in effect immediately before such subdivision shall be proportionately decreased and, conversely, if the Company shall, at any time or from time to time, effect a combination of the outstanding Common Stock, the Conversion Price in effect immediately before such combination shall be proportionately increased. Any adjustment under this subdivision shall become effective at the close of business on the record date fixed for the applicable subdivision or combination.

                              (2)  In the event the Company shall,
               at any time or from time to time, make or issue to all holders of shares of Common Stock (or fix a record date for the determination of holders of Common Stock entitled to receive), a dividend or other distribution payable in shares of Common Stock, then the Conversion Price then in effect shall be decreased as of the time of such issuance (or, in the event such a record date shall have been fixed, as of the close of business on such record date) in accordance with the following formula:

                                     0
                         C1 = C X -------
                                   0 + N

          where:                    C1   =    the adjusted Conversion Price.

                    C    =    the current Conversion Price.

                    O    =    the number of shares of Common Stock
                              outstanding immediately prior to the
                              applicable issuance (or the close of
                              business on the record date).

                    N    =    the number of additional shares of
                              Common Stock issued in payment of
                              such dividend of distribution.

                              (3)  In the event that the Company
               shall issue or sell any shares of Common Stock prior to the second anniversary of the date of issuance of the PIK Preferred Stock pursuant to a transaction exempt from the registration requirement of the Securities Act of 1933, and 120% of the price at which such shares of Common Stock were issued or sold (the "Issue Price") is less than the Conversion Price in effect immediately prior to such issuance or sale, then the Conversion Price then in effect shall be reduced to an amount equal to 120% of such Issue Price.

                              (4)  In the event that the Company
               shall issue or sell any rights, warrants or options prior to the second anniversary of the date of issuance of the PIK Preferred Stock pursuant to a transaction exempt from the registration requirement of the Securities Act of 1933 to subscribe for or to purchase Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock with an exercise or conversion price (the "Strike Price") which is less than the Conversion Price in effect immediately prior to such issuance or sale, then the Conversion Price then in effect be reduced to the Strike Price.

                         (g)  Anything herein to the contrary
          notwithstanding, no adjustment will be made to the Conversion Price by reason of (A) upon the issuance of Common Stock, Options or Convertible Securities to employees or directors of the Company pursuant to employee benefit plans or otherwise, or the issuance of Common Stock upon the conversion, exercise or exchange thereof, (B) the issuance of Common Stock upon the conversion, exercise or exchange of Options or Convertible Securities issued and outstanding on the date a certificate of designations setting forth this resolution is filed with the Secretary of State of the State of Delaware, or (C) the issuance of Common Stock upon the conversion of the PIK Preferred Stock.

                         (h)  No adjustment in the Conversion Price
          need be made unless the adjustment pursuant to Section
          8(f)(1) and (2) would require an increase or decrease of at least 1% in the Conversion Price.

                         (i)  No adjustment need be made for a
          change in the par value of the Common Stock.
                         (j)  Whenever the Conversion Price is
          adjusted, the Company shall promptly mail to holders of PIK Preferred Stock a notice of adjustment briefly stating the facts requiring the adjustment and the manner of computing it.

                         (k)  In case of any consolidation or
          merger of the Company with any other entity (other than a wholly-owned subsidiary of the Company), or in case of any sale or transfer of all or substantially all of the assets of the Company, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Company shall make appropriate provision or cause appropriate provision to be made so that holders of each share of PIK Preferred Stock then outstanding shall have the right thereafter to convert such share of PIK Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which such share of PIK Preferred stock might have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer or share exchange. If in connection with any such consolidation, merger, sale, transfer or share exchange, each holder of shares of Common Stock is entitled to elect to receive either securities, cash or other assets upon completion of such transaction, the Company shall provide or cause to be provided to each holder of PIK Preferred Stock the right to elect to receive the securities, cash or other assets into which the PIK Preferred Stock held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made and the effect of failing to exercise the election). The Company shall not effect any such transaction unless the provisions of this paragraph have been fulfilled. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

                         (l)  The Company shall reserve and at all
          times keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion of the PIK Preferred Stock, such number of its duly authorized Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding PIK Preferred Stock.

                    9.  Limitation and Rights Upon Insolvency.
          Notwithstanding any other provision of this certificate, the Company shall not be required to pay any dividend on, or to pay any amount in respect of any redemption of, the PIK Preferred Stock at a time when immediately after making such payment the Company is or would be rendered insolvent (as defined by applicable law), provided that the obligation of the Company to make any such payment shall not be extinguished in the event the foregoing limitation applies.
                    10.  Limitations under the Financing.
          Notwithstanding any other provision of this certificate, the Company shall not be required to pay any dividend on, or to pay any amount in respect of any redemption of, the PIK Preferred Stock if upon, or after, making such payment the Company would, or with the passage of time, or the giving of notice, or both, would be in default under the terms of the Financing, provided that the obligation of the Company to make any such payment shall not be extinguished in the event the foregoing limitation applies.

                    11.  Shares to Be Retired.  Any share of PIK
          Preferred Stock converted, redeemed or otherwise acquired by the Company shall be retired and cancelled and shall upon cancellation be restored to the status of authorized but unissued shares of preferred stock, subject to reissuance by the Board of Directors as PIK Preferred Stock or shares of preferred stock of one or more other series.

                    12. Record Holders.  The Company and the
          Company's transfer agent may deem and treat the record holder of any shares of PIK Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Company nor the Company's transfer agent shall be affected by any notice to the contrary.

                    13.  Notice.  Except as may otherwise be
          provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon, the earlier of receipt of such notice or three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: if to the Company, to its offices at 200 South Lamar Street, Security Centre, South Building, Jackson, Mississippi 39201 (Attention:
          General Counsel) or to an agent of the Company designated as permitted by the Certificate of Incorporation or, if to any holder of the PIK Preferred Stock, to such holder at the address of such holder of the PIK Preferred Stock as listed in the stock record books of the Company (which may include the records of the Company's transfer agent); or to such other address as the Company or holder, as the case may be, shall have designated by notice similarly given.
                    IN WITNESS WHEREOF, this Corrected Certificate of Rights and Preferences has been duly executed this 7th day of May, 1996.

                                        MOBILE TELECOMMUNICATION
                                        TECHNOLOGIES CORP.

                                        By: /s/ John E. Welsh, III
                                           _________________________
                                           John E. Welsh, III
                                           Vice Chairman and Chief
                                            Financial Officer